UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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ASCENTIAL SOFTWARE CORPORATION

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Subject Company: Ascential Software Corporation
Commission File No.: 000-15325

The following items were provided as indicated below: slides provided to industry analysts; an email sent to Ascential customers; an email sent to Ascential employees; a Q&A document provided to Ascential employees; and email sent to Ascential partners; slides that were provided to Ascential partners; and slides used during a news network.

The following are slides that were provided to industry analysts by Ascential and IBM.

® IBM Software Group © 2005 IBM Corporation IBM and Ascential Software Corporation Announcement Analyst Briefing Janet Perna — General Manager, Information Management Division Nelson Mattos – Distinguished Engineer and VP, Information Integration Pete Fiore – President, Ascential Software

IBM Acquires Ascential Software ___Somers, New York – March 14, 2005 — IBM (NYSE:IBM) today announced it has signed a definitive agreement to acquire Ascential Software, a publicly held company based in Westborough, MA. Deal is expected to be finalized during the 2nd quarter. ___Ascential Software and IBM offer complementary integration capabilities that together deliver the most comprehensive information integration solution in the industry, enabling businesses to integrate any data for real-time access or historical analysis. ___This acquisition, combined with IBM’s middleware portfolio, creates extensive client value that will play a key role in enabling business transformation and new categories of business processes, spanning multiple applications, multiple departments and even multiple companies. IBM Software Group 2

3 ___Ascential Software is optimized for high-speed, high-volume, parallel data movement, transformation, and data quality ___WebSphere Information Integrator can call Ascential Software transformations in real-time as part of a SQL statement enabling shared transformations between data movement and federated access ___Ascential Software integrates with WebSphere Business Integration as part of a SOA, providing complex data movement and transformation within a process step SQL Ascential Software Adds Value to IBM Offerings IBM Software Group

4 WebSphere Information Integrator Vision Metadata Management Search SQL XQuery Content Any data — Multiple access paradigms — Multiple integration disciplines Find Transform Place Publish Federate Data and Content Access IBM Software Group

5 WebSphere Information Integrator Vision Metadata Management Search SQL XQuery Content Any data — Multiple access paradigms — Multiple integration disciplines Find Transform Place Publish Federate Data and Content Access Transform Place Metadata Management Ascential Software strengthens and extends portfolio IBM Software Group

IBM Software Group

The Ascential Software Solution to Data Integration


Service-Oriented Architecture
Discover
Discover data content and structure
ProfileStage™
Prepare
Standardize, match, and correct data
QualityStage™
Transform & Deliver
Transform, enrich, and deliver data
DataStage®
Parallel Execution
Meta Data Management
Enterprise Connectivity

Ascential Software Enterprise Integration Suite™

- Open, Service-Oriented Architecture
  Integrated Data Profiling & Data Quality
- Complex Data Transformation and Routing
  Addresses Operational, Transactional and Analytical environments
- High volume and high throughput capability
- Enterprise Meta Data Management
- Anytime, Anywhere Connectivity
- Supports major Industry Standards and platforms

6

7 Complementary Information Integration Technologies Real-time, access-in-place technology and eventdriven data movement for any data and content High-speed, high-volume, parallel data movement, transformation, and data quality. Search Search SQL SQL XQuery XQuery Content Content Parallel Execution DISCOVER DISCOVER PREPARE PREPARE Meta Data Management Enterprise Connectivity Service-Oriented Architecture DISCOVER DISCOVER PREPARE PREPARE TRANSFORM and DELIVER TRANSFORM and DELIVER IBM Software Group

8 Value to IBM (Why buy vs. build) ___IBM is committed to being the worldwide leader in information management technology ___ETL, data profiling and data quality are strategic integration infrastructure components representing a large and growing market ___Integration segment distinctions are increasingly blurred across EII, ETL, EAI. ___Customers are wanting to purchase broader, more integrated platform capabilities. ___Ascential Software and IBM have strong business synergies ___Individual portfolio strengths are complementary and work together ___Have many customers and partners in common ___Ascential Software echoes IBM’s commitment to openness supporting multi-vendor database and application environments including those from IBM, Oracle, Sybase, Microsoft, Teradata, SAP, Oracle/PeopleSoft, and others. ___The acquisition gives IBM greater market momentum and time to market advantage than the build option. ___As a recognized market leader, Ascential Software extends IBM’s information integration portfolio making it the most comprehensive and open information integration platform. IBM Software Group

9 Why sell to IBM ___Leaders coming together to create a stronger leader ___The integration market is changing as customers demonstrate a preference for broad solutions that meet enterprise integration requirements ___IBM recognizes data integration as a strategic component of information and process integration. IBM recognizes the value of Ascential’s capabilities _Strong market momentum outpacing market growth _Strong history of partnership with IBM in product integration and joint sales and marketing _Breadth and strength of Ascential’s offering, vision and technology leadership _Employee talent and compatible organizational culture ___Together, Ascential and IBM offer the most complete integration solution for customers _People _Process _Information IBM Software Group

10 Positive for All Major Constituencies ___Shareholders ___Receive immediate appreciation on their holdings in the company. ___Customers ___Continue to receive value from current Ascential Software technology and contacts ___IBM’s open middleware strategy ensures continued support for multi-vendor environments ___Can source a complete solution to all of their integration needs from a single vendor. ___Partners ___Expanded opportunities with IBM’s overall integration product portfolio ___Enhanced support through IBM PartnerWorld program ___Employees ___Become part of one of the premier technology companies in the world ___Have wide ranging career opportunities. IBM Software Group

11 Roadmap ___Targeting close for 2Q 2005 _Until close, IBM and Ascential Software to operate as independent companies _Ascential Software to transition to IBM upon close (or transfer of trade for WW operations) ___Ascential Software will report to Janet Perna, GM Information Management Solutions _Organizational details will be announced at close ___Partners continue to play a key role in delivering client solutions _IBM will work to maintain and enhance relationships with Ascential Software partners _IBM will continue to work with Ascential Software competitors offering clients both an open platform and one which enables clients to leverage their investment in existing assets. IBM Software Group

12 IBM and Ascential Software ___Enabling organizations to rapidly respond to key on demand business initiatives ___Business intelligence ___Business performance management ___Business transformation ___Multi-channel commerce ___Providing the most comprehensive and open information integration solution ___Integrate any data – structured and unstructured, mainframe and distributed, public and private – for real-time access or historical analysis. ___Ensure quality and consistency for transactional, operational, and analytical information ___Deliver unmatched function, performance, and scalability ___Design, develop, deploy, and reuse quickly and easily ___Empowering IT organizations ___Speed time to market for new applications ___Extend the value of and insight from existing assets ___Control costs and realize superior ROI ___RFID-enabled opportunities ___Merger and acquisition ___Master data management ___Regulatory compliance. IBM Software Group

13 ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT In connection with the proposed merger and required stockholder approval, Ascential Software Corporation (the “Company”) will file with the SEC a preliminary proxy statement and a definitive proxy statement that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement, and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: David Roy, Vice President of Investor Relations, (800) 966-9875 or from the Company’s website at www.ascential.com. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the acquisition. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 27, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and final proxy statements regarding the acquisition, which will be filed with the SEC.

The following is the text of an email that was sent to Ascential customers.

Ascential Communications Plan	IBM Confidential

E-Mail to Ascential Customers

Dear Ascential Customer:

We are pleased to inform you that IBM and Ascential Software have entered into a definitive agreement for IBM to acquire Ascential. This is a very exciting time for both companies and builds upon an extensive business relationship we have had for four years. And it will provide significant benefits to your organization.

Ascential’s products and technology are a natural complement and extension to IBM’s information integration portfolio. IBM’s existing Information Integrator products provide real-time, access-in-place technology and event-driven data movement for any data or content. Combined with Ascential’s high-performance, end-to-end data integration solution, these complementary capabilities deliver the most comprehensive information integration platform in the industry. Our joint offerings will enhance your ability to transform your data into accurate, reliable and complete business information.

Unlocking and extracting value from business information — no matter where it is stored — is a top priority for companies. This presents great new opportunities for you to meet your strategic business objectives and unlock business value for your organization worldwide. With the completion of the acquisition, you will benefit from a single solution that can help drive your organization’s key on demand initiatives such as business intelligence, business performance management, business transformation, multi-channel commerce, regulatory compliance and RFID -enabled solutions.

This acquisition, which we anticipate will close in the second quarter of 2005, will require government regulatory approval and agreement of Ascential shareholders. You can learn more about this announcement on ibm.com or Ascential.com

We hope you will share in our excitement as we embark on this new venture. Thank you for your support and we look forward to continuing our strong relationship as Ascential becomes part of the IBM organization.

Peter Fiore, President, Ascential

Janet Perna
General Manager, Information Management Solutions, IBM

ADDITIONAL INFORMATION ABOUT THE MERGER
AND WHERE TO FIND IT

In connection with the proposed merger and required stockholder approval, Ascential Software Corporation (the “Company”) will file with the SEC a preliminary proxy statement and a definitive proxy statement that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement, and any other

Ascential Communications Plan	IBM Confidential

relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: David Roy, Vice President of Investor Relations, (800) 966-9875 or from the Company’s website at www.ascential.com.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the acquisition. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 27, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and final proxy statements regarding the acquisition, which will be filed with the SEC.

The following is the text of an email that was sent to Ascential employees.

All Ascential,

We are very excited to announce that we’ve entered into a definitive agreement for Ascential to be acquired by IBM. This is a proud day for Ascential and all of you who have worked so hard to make Ascential what it is today. Attached to this email you will find documents with information on key messages and frequently asked questions. Please take the time to review this information thoroughly. We will also be conducting an Ascential News Network call today at 11:45am EST to discuss this important announcement and we look forward to good, interactive session. A separate email will be sent with details on the ANN dial-in and location information.

This acquisition builds on a business relationship that Ascential and IBM have had together for four years — a deep technical and marketing partnership based on a shared set of values around customer success and commitment to open standards.

Ascential’s expertise and leadership in enterprise data integration software — combined with IBM’s leadership in middleware and information management software, and broad cross industry expertise — uniquely provides a complete integration infrastructure solution for customers’ heterogeneous enterprise environments, enabling the most leverage and cost-benefit for on demand operations.

Ascential will be joining the IBM Software Group and will be part of the IBM Information Management division, run by Janet Perna. IBM Software Group is a $13 Billion business consisting of more than 38,000 employees dedicated to the delivery of software solutions. Your new IBM colleagues share your passion for delivering innovative technology that makes a difference in the world. They are committed to our customers and the successful deployment of our technologies by our customers — and, they are committed to winning in the marketplace.

Within IBM, Ascential business and operations will continue, but will be leveraged and enhanced by now being an integral part of IBM’s strategy and therefore having direct engagement with IBM’s extensive resources and worldwide market reach. IBM will invest in the growth of this organization to drive the synergy of a broader set of offerings for customers and prospects.

Between now and the closing of the transaction, IBM and Ascential will continue as separate companies. Simultaneously, teams from IBM and Ascential will be working closely together to plan how best to achieve the leverage and positive synergy opportunities to ensure the critical objectives of revenue growth, enhanced momentum of selling, of product development and of go-to-market programs and enhanced opportunity for individual employee success following the closing of the acquisition. Once the acquisition is complete, we will do everything possible to work with you, our customers, and partners to ensure a smooth transition.

As with other business acquisitions of this nature, this transaction will require government regulatory approval and the agreement of Ascential’s shareholders and other customary closing conditions. From a timing standpoint, we anticipate that the acquisition will close in the second quarter of 2005.

IBM and Ascential are impressive as separate entities. With our complementary technology, skills, cultures and values, together we have the ability to reach even greater heights in this high-growth sector.

Thank you all for your continued support and contributions and for making this momentous event possible.

Steve Mills	Peter Gyenes
Senior Vice President	Chairman, CEO
IBM Software Group	Ascential Software Corporation

Janet Perna	Peter Fiore
General Manager,	President
IBM Information Management	Ascential Software Corporation

Press Release

IBM to Acquire Ascential Software
Extends Leadership in Helping Customers Integrate, Structure and Manage
Information

ARMONK, NY and WESTBORO, Mass.–March 14, 2005–IBM (NYSE: IBM) and Ascential Software Corporation (Nasdaq: ASCL) today announced the two companies have entered into a definitive agreement for IBM to acquire the equity of Ascential Software, a publicly held company based in Westboro, Mass., in an all cash transaction at a price of approximately $1.1 billion or $18.50 per share. The acquisition is subject to Ascential Software shareholder and regulatory approvals and other customary closing conditions, and is expected to close in the second quarter of 2005.

     Ascential Software is a leading provider of enterprise data integration software. Customers worldwide use Ascential’s data integration software to build enterprise data warehouses, power business intelligence systems, consolidate enterprise applications, create and manage master repositories of critical business information, and enable on demand data access. Ascential Software’s integrated portfolio helps companies solve their most complex and demanding data integration challenges to streamline operations, improve customer support, expedite business transactions, and make better strategic decisions.

     The acquisition complements and strengthens IBM’s fast-growing information integration business, a key part of the company’s information management efforts and a unit that produced triple-digit growth in 2004. Ascential Software also grew rapidly in 2004, with a reported 46 percent total revenue increase to $271.9 million.

     “Information integration is an important enabler of an on demand business strategy and customers are increasing their investments in software that allows them to rapidly analyze, consolidate and extract value from their business data,” said Steve Mills, senior vice president and group executive, IBM Software Group. “The acquisition of Ascential Software expands IBM’s open information integration platform and strengthens our ability to help customers create an environment that delivers the data they need, in the right form, to the right location, and at the right time. That’s the mark of an on demand business.”

     The acquisition announced today addresses a key customer challenge — applying technology to respond much more quickly to changing market conditions. For example, some of the largest retailers use Ascential’s software to gather, standardize and structure sales information from multiple channels (for example, Internet, catalogs, storefronts), providing a single view of vendors and customers from disparate systems, and make rapid inventory and pricing adjustments in response to changing market demands. Enabling customers to react and respond with speed to rapidly emerging business opportunities is an example of IBM’s on demand business strategy.

     Ascential Software’s ability to quickly gather, move and enhance the quality of large amounts of data complements IBM’s WebSphere Information Integrator product portfolio. WebSphere Information Integrator software enables customers to centrally manage and access data that is stored across a variety of structured and unstructured sources, from IBM and non-IBM vendors, in real-time. This combination will help customers solve numerous integration problems. For example, a company trying to consolidate data from multiple ERP systems into a single system could leverage WebSphere Information Integrator to access various mainframe or distributed sources for profiling and assessment, and then use Ascential Software’s data migration and transformation capabilities to integrate the data.

     IBM is acquiring Ascential Software to extend the industry’s broadest and deepest offering for standards-based business integration across heterogeneous environments. With more than 3,000 customers and partners across all major industries, Ascential Software is widely viewed as a leader in enterprise data integration.

     IDC, a global market intelligence and advisory firm in the information technology and telecommunications industries, projects that worldwide data integration spending will increase from $9.3 billion in 2003 to $13.6 billion in 2008. IDC also reports that the top 3 business issues most organizations say they need to be addressed through integration are to respond faster to changing business needs, improve operational productivity of employees, and provide better service to customers.1

     “The integration market is changing and evolving as customers demonstrate a preference for broad solutions that meet enterprise integration requirements,” said Peter Gyenes, chairman and chief executive officer, Ascential Software. “IBM shares our understanding that data integration is a strategic component of information and process integration and offered us this opportunity to combine and form a stronger competitor in the large and growing integration market. At the same time, this transaction offers Ascential Software shareholders solid appreciation over recent trading prices of our stock, without the execution and business risk.”

     Once the acquisition is completed, IBM will:

•	Establish Ascential Software’s operations as a business unit within IBM’s Information Management software division led by General Manager Janet Perna.

•	Incorporate Ascential Software technology and solutions into IBM’s Information Management and Software Group offerings.

•	Market and sell Ascential Software products through IBM’s and Ascential Software’s worldwide sales channels and Business Partners.

•	Build upon the companies’ existing partnership, which includes more than 550 joint customers worldwide.

     Ascential Software already integrates with IBM WebSphere Business Integration software as part of a service-oriented architecture (SOA), providing complex data movement and transformation within a process step, thereby helping customers speed time-to-market and increase their ROI.

     This acquisition, combined with IBM’s middleware portfolio, strengthens IBM’s leadership in key on demand initiatives such as business intelligence, business performance management, business transformation, multi-channel commerce, RFID, merger and acquisition consolidation, master data management and regulatory compliance.

     The Ascential Software technology also furthers IBM’s commitment to open computing through its ability to support both IBM and non-IBM data sources, including those of Oracle, Microsoft and SAP.

About IBM

     IBM is the world’s largest information technology company, with 80 years of leadership in helping businesses innovate. Drawing on resources from across IBM and key Business Partners, IBM offers a wide range of services, solutions and technologies that enable customers, large and small, to take full advantage of the new era of e-business. For more information about IBM, visit www.ibm.com.

About Ascential Software Corporation

Ascential Software Corporation (Nasdaq: ASCL) is the leader in enterprise data integration. Customers and partners worldwide use the Ascential Software Enterprise Integration Suite to confidently transform data into accurate, reliable and complete business information to improve operational performance and decision-making across every critical business dimension. Our comprehensive end-to-end solutions provide on demand data integration complemented by our professional services, industry expertise, and methodologies.

Ascential Software is headquartered in Westboro, Mass., and has more than 3,000 customers and partners globally across such industries as financial services and banking, insurance, healthcare, retail, manufacturing, consumer packaged goods, telecommunications and government. For more information call 1-800-966-9875 (or 1-

508-366-3888 from outside the U.S. or Canada) or visit the Ascential Software website at www.ascential.com.

NOTE TO INVESTMENT COMMUNITY:

Financial analysts can find more information regarding this acquisition at: www.ibm.com/investor.

Ascential Software management will host a conference call at 8:00 AM (EST) today to discuss this important announcement. The conference call will be broadcast live through a link on the Investor Relations page on the Ascential Software web site at www.ascential.com/investors. For those who cannot attend the live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling (800) 945-1634 beginning about two hours after the call ends. No passcode is required for the replay.

1 IDC Worldwide Data Integration Spending 2004-2008 Forecast, July 2004 (IDC #31546), Steve McClure

IBM, DB2, and IBM are trademarks of International Business Machines Corporation in the United States, other countries, or both. Other company, product or service names may be trademarks or service marks of others.

ADDITIONAL INFORMATION ABOUT THE MERGER
AND WHERE TO FIND IT

In connection with the proposed merger and required stockholder approval, Ascential Software Corporation (the “Company”) will file with the SEC a preliminary proxy statement and a definitive proxy statement that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement, and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: David Roy, Vice President of Investor Relations, (800) 966-9875 or from the Company’s website at www.ascential.com.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the acquisition. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 27, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and final proxy statements regarding the acquisition, which will be filed with the SEC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of Ascential Software’s products and technology; results achievable and benefits attainable through deployment of Ascential Software’s products and provision of services; the ability of Ascential Software’s products to help companies streamline operations, improve customer support, expedite business transactions, and make better tactical and strategic decisions; and improvements in operational performance and decision-making. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of the company to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by the company; dependence on international operations; global and geopolitical instability; compliance costs associated with regulations to which the company is subject, including the Sarbanes-Oxley Act of 2002, and the impact of such regulations; and difficulties that the company may experience integrating technologies, operations and personnel of completed or future acquisitions. For a detailed discussion of these and other cautionary statements, please refer to the filings made by Ascential Software with the Securities and Exchange Commission, including, without limitation, the most recent Quarterly Report on Form 10-Q. Ascential Software disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in Ascential Software’s expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based. Ascential Software is not responsible for statements attributed to third parties within this release or in any materials referenced herein. Partnerships described herein shall be deemed to be strategic alliances only, and shall not imply the power of either partner to bind the other partner or to incur obligations on behalf of the other partner.

The following is a Q&A document that was provided to Ascential employees.

IBM Software Group	Human Resources

Frequently Asked Questions

The following information addresses some of the questions and/or concerns you may have regarding IBM and IBM Software Group, the transition process, your compensation and benefits, and more. You will have the opportunity to learn more about these topics and to ask more specific questions during group meetings and information sessions that will be held.

These FAQ’s regarding benefits and other employment questions are generally specific to employment in the United States.
Internationally, other country FAQ’s will be forthcoming soon. IBM will manage all aspects of the transition with your involvement and in full respect of all the different legal, regulatory and country rules and procedures that apply.

Employment

Will I be employed by IBM?
IBM understands that the main asset value in Ascential is its people. To that end, IBM intends to offer employment to the vast majority of the people that make up Ascential today. We expect that the development, sales and systems engineering, marketing and services groups will join IBM largely intact. As with any acquisition, there may be typical areas of overlap in G&A and other infrastructure functions. In these cases, every effort will be made to explore alternate employment opportunities within IBM.

When will I know for sure whether or not I have a role going forward with IBM?
IBM intends to offer employment to the vast majority of the people that make up Ascential today. Determining the relatively few areas of job overlap is one of senior management’s highest priorities and communications will be completed as quickly as possible. Functional leaders for both IBM and Ascential are fully aware of the impact that the uncertainty has on Ascential’s people in these areas and will do everything possible to communicate decisions as quickly as possible.

What compensation and benefits will I receive if my job is eliminated?
You will receive severance benefits consistent with the Ascential severance practice based on your years of Ascential service.

How will I learn more about IBM?
There will be multiple channels of communication utilized to keep you informed. IBM has developed an exclusive, custom extranet on their website for Ascential employees to get up-to-date information about IBM and topics related to this transaction. The site is called IBM/Ascential Transition News and is available at http://www-1.ibm.com/services/socomm/newsa/ibmwelcome/. The userid is newsa and the password is merc1ury. In addition to the extranet, there will be frequent email status reports, as well as direct communications and discussions with you through your management, working closely with IBM counterparts in planning the integration of our business and teams within IBM.

Will my job responsibilities change?
One significant asset that IBM will gain through this acquisition is the tremendous talent and skills in enterprise integration. We’re committed to leveraging the talent and skills of employees in the best possible way.

How should Ascential and IBM employees interact during the period between announcement of the definitive agreement and the closing of the transaction?

IBM and Ascential Confidential	3/13/2005	1

Until the transaction closes, IBM and Ascential remain separate companies, and must act accordingly. IBM and Ascential employees will be provided with guidelines that provide instructions on proper activities and what information can be shared and exchanged prior to closing only for integration planning (but not implementation) purposes as well as what kind of activities must not be performed and what kind of information must not be shared. It is critical that both companies continue to focus on delivering business results during this period. IBM and Ascential remain partners and IBM still resells Ascential technology and so current sales and marketing and business relationship interactions under the reseller agreement should continue as in the past.

Will I have to change office locations?
IBM anticipates it will retain the Westboro location. One of the benefits of being a global company is the availability of common offices in most countries around the world where fellow IBM team members use shared workspace. As part of the integration process, IBM will evaluate other Ascential locations and considers such factors as productivity, financial considerations and employee commute issues.

Should I make you aware of any past IBM employment or experience?
Yes, please notify the IBM HR Transition Manager of any IBM experience. You may receive service credit for prior IBM employment.

Will I receive a new employee ID?
Yes, you will receive a new IBM employee ID number and badge.

Performance and Compensation

What will happen to my compensation?
There will be no immediate change directly due to the transaction. Ascential employees will continue to receive the same base salary. In addition, employees will participate in either the IBM Performance Bonus Plan or commission/incentive plans. Ascential Sales and Services employees will remain on their current compensation plan for 2005. Employee on other incentive plans will participate in the IBM Performance Bonus Plan in 2005 retaining their same target incentive. New plans will be established for 2006 as part of the annual planning process. Generally, we believe you will find IBM’s compensation and reward philosophies very similar to those of Ascential.

Does IBM offer an Annual Bonus Plan?
Yes. All employees are eligible to participate in IBM’s Performance Bonus Program, as long as they are not part of another IBM incentive plan. This adds a valuable component to the total compensation of many Ascential employees. Details of the plan will be provided on the extranet.

What is IBM’s compensation strategy?
IBM’s compensation strategy is very similar to Ascential’s, with the following key principles: we pay for performance; we pay competitively, and we differentiate compensation based upon level of contribution. There is a strong investment in all employees, with the top performers and contributors being paid amongst the best in the industry.

What can we expect for future salary reviews?
IBM’s pay philosophy is similar to Ascential’s, which is to provide a total compensation package that attracts, motivates, and retains high performing employees. Annual reviews of your salary will be based on a combination of your performance evaluation, use of critical skills, job scope within your band (job level), and retention considerations as well as where your salary falls within your broad market pay range. As Ascential has just completed its salary focal review for 2005 and IBM is about to do the same, Ascential employees will be eligible to participate in IBM 2006 salary increase program.

What type of performance evaluation system does IBM use?

IBM and Ascential Confidential	3/13/2005	2

IBM uses an individual assessment system called Personal Business Commitments (PBCs). At the beginning of each review period, individual PBC plans are developed by employees, with manager concurrence. Employee performance is one of the factors considered in determining salary increases.

How frequently are performance evaluations conducted at IBM?
Generally, employees are evaluated once a year based on a calendar year performance period. Ongoing feedback is encouraged throughout the year.

What is IBM’s pay schedule?
Salary payments are issued twice a month in the U.S. Paydays are on the same schedule as Ascential, on the 15th of the month (or the last workday before the 15th if it falls on a weekend or holiday) and the last workday of the month. Internationally, specific timing of payment will vary country by country consistent with local practice; your HR Manager will be able to answer specific questions for your country.

Does IBM have an awards program?
IBM has a variety of awards programs, including cash awards, Achievement and Excellence Awards, and team awards. Employees are also eligible to participate in the IBM Ideas Program, which recognizes employee suggestions that improve business processes, employee productivity and quality.

Benefits Overview

Generally, what benefits does IBM offer to employees?
Ascential employees in the U.S. will be able to participate in IBM’s comprehensive benefits package. Benefits include IBM’s 401k Pension Program and a broad array of health and well-being benefits such as medical, dental, prescription drug, vision, disability insurance, group life insurance, Accidental Death & Dismemberment insurance, and vacation program. All of these benefits are described in greater detail below.

Internationally, benefits plans vary from country to country, based on local practice and statutory requirements. In general, the plans are comparable and competitive.

How will service with Ascential be counted for benefits purposes?
Previous U.S. service with Ascential, including service from prior acquisitions that Ascential gave credit for will be counted as IBM service for purposes of calculating vacation accruals, matching contributions under the 401k Pension Plan and short term and long term disability.

Stock Options/Employee Stock Purchase Plan

What will happen to stock options?
All Ascential stock options will be accelerated prior to the Closing and the employee can exercise these options and exchange their shares in the merger. Options that are not exercised prior to the merger will be “cashed out” and cancelled in the merger. For options that are “in the money” employees will receive payment for the difference between the merger consideration, $18.50, and the exercise price per share, less any applicable withholding taxes. No Cash will be paid to employees with stock options that are “underwater” (i.e., have an exercise price greater than $18.50) which will be cancelled at that time.

What will happen to the current Ascential Employee Stock Purchase Plan offering?
The plan will operate normally through Q1 2005. We will suspend the plan until the close of the transaction.

Does IBM have an Employee Stock Purchase Plan? How does it work?

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The current IBM Employee Stock Purchase Plan (ESPP) has been suspended effective January 31, 2005. A new IBM ESPP is being developed and is expected to be announced prior to the transaction closing. Details will be posted on the extranet website.

U.S Benefits

What health care plans does IBM offer?
IBM medical options include the IBM Preferred Provider Organization (PPO), IBM PPO Plus, IBM Exclusive Provider Organization (EPO), and the IBM PPO/Health Savings Account. IBM has adopted a regional plan administrator approach, choosing the most competitive health plan company in each region to administer all of the IBM medical options offered there. For example, Blue Cross/Blue Shield is offered in MA, which is the most extensive network available, therefore, meaning no change in network for Ascential employees. Local HMO options will also be available in many areas. IBM also offers up to three dental options in most locations, along with vision care coverage and flexible spending accounts.

Details regarding the enrollment period and the choices available to you will be covered by your HR Transition Manager. In addition, an enrollment package containing detailed descriptions of the various Plan options will be sent to your home.

When does health care coverage begin under IBM’s benefits plan?
There will be a transition period to IBM’s health care benefits programs anticipated to be approximately 30 days from the Closing of the transaction. There will be no waiting periods or gaps of coverage due to pre-existing conditions.

Does IBM have a pretax plan for the reimbursement of out-of-pocket medical, dental and vision expenses?
Yes, Employees can set aside up to $5,100 annually to the Health Care Spending Account to cover these expenses. If you participate in this plan and enroll in the IBM PPO, IBM Network Select or certain HMOs, you will receive a “Benny” card (Master Card debit card) that will enable you to pay your portion of the cost of eligible prescription drugs through automatic deduction from your Health Care Spending Account. You will be eligible to re-enroll for your 2005 Health Care Reimbursement Account at the time of benefits enrollment. At that time, details will be available regarding the claims run-out and close out of your current account.

One of my eligible dependents has a preexisting condition. Will they be covered under IBM’s benefits programs?
Yes. Pre-existing conditions will be waived and there will be no waiting period for coverage upon enrollment with the IBM plans.

I am scheduled to deliver a child after joining IBM. Will I receive coverage under IBM’s medical plans?
Coverage for this situation would be provided by the IBM medical plan you select. If you are in the third trimester of pregnancy, you may be able to stay with your current doctor, even if he or she is not in the plan you select.

Does IBM have a 401k plan? Yes, once on the active IBM payroll, all U.S. employees are eligible to participate in the IBM 401k Pension Plan. Employees may choose to contribute up to 80% of pre-tax earnings (subject to IRS limits). Enrollment is automatic at 3% of pre-tax eligible earnings, and you can choose to increase, decrease, or stop your deductions at any time. IBM will begin matching 100% of the first 6% the employee contributes. The IBM match is typically subject to a one year IBM service requirement, at which time matched funds will be vested, however Ascential service (including service from previous acquisitions) will be credited to satisfy this requirement. This means that Ascential employees who have at least one year of Ascential service will be eligible for immediate company matching with immediate vesting. Employees

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may also contribute up to 10% on an after-tax basis – with no match. Rollovers are acceptable from Ascential’s pre-tax qualified plan.

Key provisions include:

•	Twenty-three primary investment options to select from, along with access to 175 commercially available mutual funds through a Mutual Fund Window

•	Annuity option available in addition to traditional account balance access options

•	Automatic investment rebalancing option available

•	Disability protection option available (only during Fall Annual Enrollment Period)

•	Borrowing from your account, up to certain limits

•	Secure Internet account access and transactions

What happens to my existing Ascential 401(k) balance?
It is IBM’s intent to merge the Ascential 401k plan into the IBM Savings Plan. In a plan merger, your entire account balance under the IB 401K would be transferred to an account in your name in the IBM Savings Plan. You should be aware that it usually is necessary to suspend account transactions for a brief period of time while records and funds are moved from the prior plan to the IBM Savings Plan. A specific set of 401(k) related FAQs will be provided once the schedule for the merger transaction is finalized. More information will be provided on the plan merger after the closing.

What happens to my existing 401(k) loan with Ascential?
The process for handling your existing 401(K) loan will be covered by a HR Manager during transition period.

Does IBM provide life insurance?
IBM provides group life insurance and business travel accident insurance at no cost to employees. Coverage under both of these plans is effective on the first day of IBM employment. The Group Life Insurance (GLI) benefits equals one times an employee’s annual salary. The Travel Accident Insurance Plan provides benefits up to five times annual compensation for accidental bodily injuries that result in death, dismemberment or loss of sight while traveling on company business.

Employees also have access to the Group Universal Life (GUL) Insurance Program, administered by Marsh@Work Solutions and underwritten by Met Life. Under this program, employees will have the opportunity to apply for term life insurance coverage, which is available at a premium through payroll deductions for themselves, their eligible dependents or both. Employees enrolled in this program may receive coverage up to seven times their annual salaries. Coverage for spouse and an eligible domestic partner is available up to $200,000, and child rider coverage for $10,000 is available for each eligible child.

Is insurance available for long-term custodial care?
Yes. The Long-Term Care Insurance Program, which is administered by John Hancock Life Insurance Company, provides valuable financial protection to employees and their families by covering a wide range of services associated with chronic illness or disability. Services include nursing home care, adult day care, alternate care facilities and respite care.

Coverage is voluntary, and you pay premiums monthly. Coverage can be purchased for yourself and your spouse/qualified domestic partner, your parents and/or the parents of your spouse/qualified domestic partner. These family members may apply for coverage, even if you do not purchase coverage for yourself. There is guaranteed acceptance for employees who enroll within 90 days of hire/acquisition. Insurance for other than the employee requires proof of insurability.

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Vacation/ Holidays / Other Time Off

How will you treat my Ascential vacation for 2005?
All U.S. employees will remain on the Ascential vacation plan through the end of the year and transition to IBM’s vacation plan effective January 1, 2006

How does the IBM Vacation Plan work?
Vacation eligibility under the IBM Vacation Plan will be determined using combined Ascential (including service from prior acquisitions) and IBM service according to the following schedule for U.S. employees:

Service Anniversary	Weeks of Vacation
0 to 9 years	3
10 or more years	4

Your vacation can be used any time during the year, and it can be taken in weeks, days or half-days. If you leave IBM and have taken more vacation than accrued that year, you will be required to repay IBM for the extra time taken. Conversely, you will be paid for any earned unused vacation upon separation from the company.

Can Ascential employees carry over their unused Ascential vacation days?
Employees are eligible to carry over up to 80 hours of unused earned vacation into 2006. All unused, earned Ascential vacation must be taken by year-end 2007.

How many holidays does IBM offer?
IBM provides U.S. employees 12 annual holidays, six of which are nationally designated holidays and six which may be either locally-designated or personal choice holidays.

If I need time off from work for personal reasons other than illness or injury, can I get it?
IBM provides managers with the discretion to grant time off with pay up ten days depending upon the circumstances.

What benefits are available to IBM employees who are away from work due to illness or injury for a short period of time?
Regular employees with five or more years of service receive 100% wage replacement through the IBM Short-Term Disability (STD) Income Plan to a maximum of 26 weeks per year. If service is less than five years, your STD benefit will be 100% wage replacement for up to 13 weeks, followed by 66 2/3% wage replacement for the next 13 weeks. If your absence is caused by an illness or an accident which entitles you to Workers Compensation payments, only the difference between the benefits from the IBM STD Income Plan and the Workers Compensation payments will be paid. When benefits under IBM’s STD Income Plan expire, you can apply for benefits under the IBM Long-Term Disability Plan. STD eligibility will be determined using combined Ascential and IBM service.

Explain IBM’s Long-Term Disability Plan.
This plan provides employees with important income protection if they become sick or injured for an extended period of time. For employees with less than five years of service, the plan offers the following employee-paid pretax options: 50% wage replacement; 66 2/3% wage replacement; or no coverage. For employees with five or more years of service, the plan offers the following: 50% wage replacement (employer paid) and “buy up” to 66 2/3% wage replacement (employee paid; pretax). LTD eligibility will be determined using combined Ascential and IBM service.

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Family/Worklife/Education Questions

How does IBM support work/life balance and child care issues?
Yes. IBM offers an array of programs to support work/life balance and has received international recognition for its efforts. For example, in 2004, IBM made its 19th consecutive appearance on Working Mother Magazine’s prestigious “100 Best” list and its 17th appearance on the “Top 10” list of best companies for working mothers.

How do I access IBM’s work/life balance programs?
To help employees balance personal and professional responsibilities, IBM offers LifeWorks, a free resource and referral program to assist employees in organizing time, finding child care, planning an adoption, planning budgets, adjusting to changes at work, obtaining elder care referral services and more. Information about how to access these programs will be available to you on IBM’s extranet website.

Does IBM have flexible/alternative work arrangements or environments?
Formal IBM flexibility options are available to assist employees in balancing their responsibilities to work, family, education, and other personal needs. Contact your HR Transition Manager for more information on the options available to you.

Does IBM have an unpaid leave of absence program?
IBM has an extensive Leave of Absence (LOA) Program providing unpaid time away from work for an extended period. For example, personal leaves may be approved by management for intervals of up to 12 months, with a maximum total leave duration of three years. Your eligibility for voluntary LOAs (for example, personal leaves, Peace Corps leaves, or continuing education) is based on business needs and your satisfactory job performance.

Does IBM have a pretax plan for child care expense reimbursement?
Yes, it is known as the Dependent Care Spending Account. Employees can set aside up to $5,000 annually for reimbursement of eligible child care expenses.

Does IBM provide any financial assistance to employees who adopt a child?
The IBM Adoption Assistance Plan provides financial assistance toward expenses incurred in the adoption of children. The plan covers 80% of eligible expenses, up to a maximum of $2,500 per adoption family.

What resources are available to employees with children who have special needs?
The Special Care for Children Assistance Plan provides financial assistance outside the scope of the medical and dental plans for the care of a child with a mental or physical disability, or both, or for a child with a developmental or learning disorder. Each case is individually reviewed to determine eligibility for assistance. Upon approval, reimbursement is provided for a portion of the eligible charges incurred, up to a lifetime maximum of $50,000 per child.

I am interested in furthering my education. Does IBM provide any assistance toward this goal?
If your educational goals are relevant to the needs of the business and align with your Individual Development Plan and/or Personal Business Commitments, the IBM Academic Learning Assistance Program (ALAP) may fund some or all of your university tuition and educational fees. Employees pursuing a degree do so under the ALAP Degree Work Study Plan (DWSP), in which IBM pays directly to the school all tuition and required university fees, software, books, first-year honor society membership, and even caps and gowns. Participants are approved for the DWSP program by an IBM executive prior to commencing degree studies. Employees who are not pursuing a degree but wish to take occasional individual courses may do so under the ALAP Individual Course Plan (ICP), which reimburses employees for tuition and eligible fees upon successful completion of the course.

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For more information on requirements and restrictions prior to joining IBM, please contact your HR transition manager.

Does IBM offer financial assistance to the children of IBM employees who intend to pursue a college degree?
The Thomas J. Watson Memorial Scholarship Program recognizes academic excellence among high school students planning to pursue a traditional baccalaureate degree at an accredited four-year college, university or military academy in the United States. Awards for colleges or universities range from $2,000 to $8,000 per year, with the amount based on financial need. The amounts for military academies are fixed at one-time awards of $2,000. If your child is eligible, he or she may enter the competition by submitting a Watson Scholarship application form in September of his or her senior year of high school.

Can I purchase IBM products at a discount?
Yes. The Employee Purchase Plan offers employees selected IBM personal computer hardware and software products at less than suggested retail prices. You may access this program at: www.ibm.com/shop/us/epp, or call 1-800-426-3675. When accessing the website within the first month of employment, please use “EPPGUEST” for both sign-in fields.

Career Development and Diversity/Opportunity

What are the career growth opportunities in IBM?
Career development is a collaboration between the employee and their manager. While IBM provides a broad range of opportunity across all business segments, employees will work with their current manager to create development and career plans as well as identify an appropriate availability date to pursue those new opportunities.

Employees are able to explore these opportunities within IBM by utilizing the Job Opportunity Bank which contains all current open positions. Given the breadth of IBM’s business, career options open to employees are significantly enhanced as employees continue to develop their skills and knowledge.

IBM also provides a management and technical career path for individuals pursuing growth and opportunity in those areas. In addition, employees can build their skill and expertise at their own pace by utilizing IBM Global Campus which provides both e-Learning and classroom educational offerings.

What is IBM’s position on Workforce Diversity?
IBM is a culturally diverse organization. Our workforce diversity is built on three platforms: Equal Opportunity, Affirmative Action, and Work/Life Programs. We are very proud of our accomplishments in these areas and will continue to maintain these as priority programs.

Does IBM have any special programs for the disabled or veterans?
Yes, as part of Workforce Diversity, employees at all levels of the company with known disabilities are included in the company’s Affirmative Action Programs. This includes identifying and making workplace accommodations for employees with disabilities. Vietnam-era and other Special Disabled Veterans are included in these programs.

What is IBM’s position on supporting community programs?
IBM is committed to contributing technology and expertise to help develop and sustain strong communities where employees live and work. This commitment is reflected in IBM’s On Demand Community, a coordinated effort allowing IBM employee volunteers to provide assistance to schools and service agencies. In addition, IBM offers other community programs, such as IBM Fund for Community Service and Matching Grants. You will have the opportunity to learn more about these programs during “Your IBM” training.

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Other Questions:

How does IBM handle employees on visas?

IBM is accustomed to transitioning employees on visas. Individuals on visas should discuss their situations with their management and HR.

Will the internal Ascential IT services be replaced by internal IBM IT services (e.g. e-mail service, workstation hardware and software platforms, etc.)?
There are certain IBM IT services that all will need (e.g., connectivity to IBM’s intranet web services so that you can access IBM HR applications). IBM and Ascential will work together in the coming weeks to determine what are the most appropriate IT services for employees at Ascential; where a transition is needed, a plan and timeline will be communicated to employees.

Will Ascential computers be replaced with IBM computers?
Yes.

Will we need to switch to Lotus Notes?
Yes. Details on the transition will communicated to employees.

How will the cell phone transition to IBM be handled? Blackberry’s?
Cell phone and Blackberry use and reimbursement is determined and approved by individual management, using IBM approved contracts with various vendors. Individuals may also take advantage of these negotiated rates for their personal and family use as well. We will transition existing arrangements as may be appropriate after the closing.

Does IBM reimburse employees for business expenses, and if so, how?
Yes. Reasonable business expenses are reimbursed under IBM travel and expense accounting guidelines and are subject to different maximums depending on location. IBM employees who must travel as part of their jobs are asked to apply for a Corporate American Express card. Employees are responsible for managing and paying the account. Actual expenses are recovered through submission of an expense report.

What is IBM’s policy on retaining frequent flyer miles?
The current policy allows individual use of airline and hotel rewards.

# # #

This document is intended to provide “brief” summary descriptions of benefit plans and Human Resource programs in which you may be eligible to participate. Complete details can be found in the official plan documents, which remain the final authority and, in the event of conflict, the official plan description shall govern in all cases. Due to the ever-increasing complexity of these plans, employees should rely only on the “complete” summary plan description and other official IBM written policy summaries of these plans. The Plan Administrator retains the exclusive authority and discretion to interpret the terms of the benefit plans described herein.

IBM reserves the right, at its discretion, to amend, change, suspend or terminate IBM benefit plans, programs, practices, or policies, as the company requires at any time. Nothing contained in this document shall be construed as creating an express or implied obligation on the part of IBM to maintain benefits plans, programs, practices or policies. Because of the need for confidentiality, decisions regarding changes to IBM benefit plans, programs, practices or policies are generally not discussed or evaluated

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below the highest levels of management. Managers and their representatives below such levels do not know whether IBM will or will not change or adopt, for example, any particular benefit, separation, or retirement plan. Nor are they in a position to advise any employee on, or speculate about, future plans. Employees should make no assumptions about future changes or the impact changes may have on their personal situation until any such change is formally announced by IBM.

Additional Information

In connection with the proposed merger and required stockholder approval, Ascential (the “Company”) will file with the SEC a preliminary proxy statement and a definitive proxy statement that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement, and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: David Roy, Vice President of Investor Relations, (800) 966-9875 or from the Company’s website at www.ascential.com.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the acquisition. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 27, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and final proxy statements regarding the acquisition, which will be filed with the SEC.

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The following is the text of an email that was sent to Ascential partners.

Ascential Communications Plan	IBM Confidential

E-Mail to Ascential Partners

Dear Ascential Partner:

We are pleased to inform you that IBM and Ascential have entered into a definitive agreement for IBM to acquire Ascential. This is a very exciting time for both companies and builds upon an extensive business relationship we have had for four years. And it will provide significant benefits to you in the delivery of business integration solutions.

Ascential’s products and technology are a natural complement and extension to IBM’s information integration portfolio. IBM’s existing Information Integrator products provide real-time, access-in-place technology and event-driven data movement for any data or content. Combined with Ascential’s high-performance, end-to-end data integration solution, these complimentary capabilities deliver the most comprehensive information integration platform in the industry. Our joint offerings will enhance your ability to help clients transform data into accurate, reliable and complete business information.

Unlocking and extracting value from business information — no matter where it is stored — is a top priority for companies. This presents great new opportunities for you to drive additional revenue and unlock business value for shared customers worldwide. With the completion of the acquisition, you will benefit from a single solution that can help drive your customers’ key on demand initiatives such as business intelligence, business performance management, business transformation, multi-channel commerce, regulatory compliance and RFID-enabled solutions.

This acquisition, which we anticipate will close in the second quarter of 2005, will require government regulatory approval and agreement of Ascential shareholders and is subject to other customary closing conditions. You can learn more about this announcement on ibm.com. We will also hold a web conference for partners only today at 4 pm EST (1 pm PST) to provide additional details — see below for information.

We hope you will share in our excitement as we embark on this new venture. Thank you for your support and we look forward to continuing our strong partnership as Ascential becomes part of the IBM organization.

Peter Fiore, President, Ascential

Janet Perna
General Manager, Information Management Solutions, IBM

You can join today’s event directly at
https://www.mymeetings.com/nc/join.php?i=PG6755931&p=PARTNER&t=c

To access the Net replay of this call, go to:
https://www.mymeetings.com/nc/join.php?i=PG6755931&p=PARTNER&t=r
The replay will be available for 30 days, ending APR-13-2005

USA Toll Free Number: 888-613-5148

Ascential Communications Plan	IBM Confidential

USA Toll Number: +1-210-795-6103
PASSCODE: PARTNER
LEADER: MR PETE FIORE

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger and required stockholder approval, Ascential Software Corporation (the “Company”) will file with the SEC a preliminary proxy statement and a definitive proxy statement that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement, and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: David Roy, Vice President of Investor Relations, (800) 966-9875 or from the Company’s website at www.ascential.com.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the acquisition. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 27, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and final proxy statements regarding the acquisition, which will be filed with the SEC.

The following are slides that were provided to Ascential partners.

® IBM Software Group IBM Acquires Ascential Software Corporation March 14, 2005 Janet Perna, GM, Information Management Solutions, IBM Pete Fiore, President, Ascential © 2004 IBM Corporation

IBM Software Group IBM Acquires Ascential 3 IBM today announced it has signed a definitive agreement to acquire Ascential 3 Deal is expected to be finalized during the 2nd quarter 3 Ascential and IBM offer complementary integration capabilities that together deliver the most comprehensive information integration solution in the industry 3 IBM – real-time, access-in-place technology and event-driven data movement for any data or content 3 Ascential – high performance data profiling, transformation and quality functionality 3 Combination extends IBM leadership and will enable businesses to integrate any data –structured and unstructured, mainframe and distributed, public and private – for real-time access or historical analysis through a single platform

IBM Software Group Ascential Profile 3 Public software company headquartered in Westborough, Massachusetts 3 Industry leader in enterprise data integration software – over $270M in revenue 3 Approximately 3,000 customers worldwide in all major industries 3 Partnerships with leading global IT providers 3 Approximately 1,000 employees

IBM Software Group Ascential Customers 85 of Forbes Global 100 Insurance & Healthcare Finance & Banking Oil, Gas & Utility Telecommunications Life Sciences Technology & Media Transport & Hospitality Manufacturing/Retail

IBM Software Group | IBM

The Ascential Solution for Data Integration


Service-Oriented Architecture
Discover
Discover data content and structure
ProfileStage™
Prepare
Standardize, match, and correct data
QualityStage™
Transform & Deliver
Transform, enrich, and deliver data
DataStage®
Parallel Execution
Meta Data Management
Enterprise Connectivity

Ascential Enterprise Integration Suite™

- Open, Service-Oriented Architecture
  Integrated Data Profiling & Data Quality
- Complex Data Transformation and Routing
  Addresses Operational, Transactional and Analytical environments
- High volume and high throughput capability
- Enterprise Meta Data Management
- Anytime, Anywhere Connectivity
- Supports major Industry Standards and platforms

IBM Software Group Why Sell to IBM Now? 3 Leaders coming together to create a stronger leader 3 The integration market is changing as customers demonstrate a preference for broad solutions that meet enterprise integration requirements 3 IBM recognizes data integration as a strategic component of information and process integration 3 IBM recognizes the value of Ascential’s capabilities 3 Strong market momentum outpacing market growth 3 Strong history of partnership with IBM in product integration and joint sales and marketing 3 Breadth and strength of Ascential’s offering, vision and technology leadership 3 Employee talent and compatible organizational culture 3 Together, Ascential and IBM offer the most complete integration solution for customers 3 People 3 Process 3 Information

IBM Software Group Why is IBM Acquiring Ascential? 3 Ascential and IBM have strong business synergies 3 Individual portfolio strengths are complementary and work together 3 Have many customers and partners in common 3 Compatible organizational culture and strong team 3 Echoes IBM’s commitment to openness supporting multi-vendor database and application environments including those from IBM, Oracle/Peoplesoft, SAP, Microsoft, Teradata, Sybase and others 3 Ascential completes IBM’s information integration portfolio, making IBM the clear leader in information integration 3 ETL, data profiling and data quality are strategic integration infrastructure components 3 Integration segment distinctions are increasingly blurred across EII, ETL, EAI 3 Information Integration is a large and growing market

IBM Software Group Multiple Approaches for Information Integration Multiple planning and Need to dynamically access manufacturing systems and populate inventory must be updated to availability date as part of the reflect the new order placement process EAI customer order Sales rep places order with pricing and delivery based on customer’s tier Order information is maintained in Need to review order and real multiple databases time shipping information and formats across multiple applications throughout the EII fulfillment process Customer or call center check on order status and actual delivery date Large amount of dirty Need to run reports against a and fragmented sales consolidated view of sales and customer data and consumer data to make resides in multiple investment decisions ETL disparate systems CFO needs to determine budgeting changes for next year

IBM Software Group Ascential is Complementary to IBM Offerings 3 Ascential integrates with WebSphere Business Integration as part of a SOA, providing complex data movement and transformation within a process step Transform SQL 3 WebSphere Information Integrator can call Ascential transformations in real-time as part of a SQL statement enabling shared transformations between data movement and federated access 3 Ascential is optimized with high-speed, high-volume, parallel processing for data movement, transformation, and data quality

IBM Software Group WebSphere Information Integrator — Evolution V8,1 WebSphere II 8.1 Jan 2003 3SQL federation 3SQL transformation 3SQL replication SQL Federate Transform Place Data Access Metadata Management

IBM Software Group WebSphere Information Integrator — Evolution V8,1 SQL CrossAccess Oct 2003 3Mainframe SQL federation 3Mainframe event capture Federate Transform Place Data Access

IBM Software Group WebSphere Information Integrator — Evolution WebSphere II 8.2 Sept 2004 V8,1 3Enterprise search 3Event publishing 3Application access Search SQL Find Federate Transform Place Publish Data Access Metadata Management

IBM Software Group WebSphere Information Integrator — Evolution V8,1 Search SQL Content Find Federate Transform Place Publish Venetica Oct 2004 3Content API Data and Content Access 3Content sources Metadata Management 3Content event notification

IBM Software Group WebSphere Information Integrator — Evolution Ascential 2005 3Data quality V8,1 3Complex data movement 3Metadata repository Search SQL Content Find Federate Transform Place Publish Data and Content Access Metadata Management

IBM Software Group IBM and Ascential Together Providing the most comprehensive and open information integration solution 3 Integrate any data 3 Structured and unstructured, mainframe and distributed, public and private 3 For real-time access or historical analysis 3 Ensure quality and consistency 3 For transactional, operational, and analytical information 3 Same data quality and cleansing algorithms spanning ETL, EII, EAI 3 Deliver unmatched function, performance, and scalability 3 Richest set of information integration capabilities in the marketplace 3 Design, develop, deploy, and reuse quickly and easily 3 Metadata-driven Enabling companies to respond rapidly to key on demand business initiatives 3 Business intelligence 3 RFID-enabled opportunities 3 Business performance management 3 Mergers and acquisitions 3 Business transformation 3 Master data management 3 Multi-channel commerce 3 Regulatory compliance

IBM Software Group Value to System Integrators and ISV Partners 3 With the acquisition, IBM will be able to offer a complete platform that you can leverage for all of your customers’ information integration needs 3 Benefit from expanded opportunities with IBM’s overall integration product portfolio 3 Presents great new opportunities for you to drive additional revenue and unlock business value for shared customers worldwide 3 IBM partners continue to play a key role in delivering solutions that leverage our business intelligence and information integration technologies 3 Partners are a critical part of IBM’s go-to-market strategy 3 System Integrators will continue to be a major delivery channel for Ascential and IBM technologies 3 IBM will work to maintain and enhance relationships with Ascential partners 3 Many Ascential partners are already IBM partners 3 Receive enhanced support through IBM industry leading PartnerWorld programs

IBM Software Group Impact on ISVs 3 IBM’s open middleware strategy ensures continued support for multi-vendor environments including oracle, Microsoft, Sybase, SAP, Teradata, Informatica and Ab Initio 3 IBM will continue to maintain relationships with partners who may compete with one set of IBM offerings while complementing another 3e.g. while Oracle 10g competes with DB2, several customers use IBM’s Information Integrator and WebSphere platforms with Oracle, and Oracle is a strong part of IBM’s services business 3 IBM Global Services will continue to work with all of these vendors to deliver customer solutions and resell their products

IBM Software Group Impact on Ascential Resellers and OEMs 3 Targeting Q2 2005 to close acquisition 3 Before acquisition close: 3 IBM and Ascential to operate as independent companies 3 Continue reselling and distributing Ascential technology through existing agreements 3 After acquisition close: 3 Ascential technologies will begin to be delivered as IBM branded offerings with IBM part numbers 3 Existing IBM resellers will begin leveraging their IBM channels for resale and distribution 3 We will work with non-IBM partners to get you transitioned into the appropriate IBM partner program 3 We will work with OEM partners to get new agreements in place

IBM Software Group Follow up 3 Look for additional information to come as the acquisition gets completed 3 For questions: 3 Contact your IBM or Ascential partner manager

IBM Software Group Summary 3 Information Integration has become increasingly important to companies 3 Our partners will benefit from having access to the most complete information integration offering in the market 3 Partners will continue to play a critical role in IBM’s go-to-market strategy

The following are slides used during a news network call.

Ascential Software Corporation News Network Call March 14, 2005 Peter Gyenes Chairman and CEO Ascential Software

Safe Harbor This presentation includes forward-looking statements that are subject to factors that could cause actual results to differ materially from those in the forward-looking statements. In addition, new factors emerge from time to time, and it is not possible for the company to predict all such factors. All forward-looking statements speak only as of the date on which the statements are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In connection with the proposed merger and required stockholder approval, Ascential will file with the SEC a preliminary proxy statement and a definitive proxy statement that will contain important information about the merger. Investors and security holders of Ascential are urged to read the proxy statement, and any other relevant materials filed by the company because they may contain important information about the company and the merger. All documents filed by the company with the SEC may be obtained at the SEC's website at www.sec.gov. Ascential and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the company in favor of the acquisition. Information about the executive officers and directors of the company and their ownership of the company's common stock is set forth in the proxy statement for the Company's 2004 Annual Meeting of Shareholders, filed with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the company and its executive officers and directors in the acquisition by reading the preliminary and final proxy statements regarding the acquisition, which will be filed with the SEC.

IBM Acquires Ascential Software Leaders coming together to create a stronger leader Ascential and IBM offer complementary capabilities that together deliver the most comprehensive information integration solution in the industry. Ascential and IBM create extensive customer value that strengthens IBM's leadership in enabling business transformation and new categories of business processes, spanning multiple applications, multiple departments and even multiple companies. "The acquisition of Ascential ....... strengthens our ability to help customers create an environment that delivers the data they need, in the right form, to the right location, and at the right time. That's the mark of an on demand business." - Steve Mills, March 14, 2005

Why sell to IBM Leaders coming together to create a stronger leader The integration market is changing as customers demonstrate a preference for broad solutions that meet enterprise integration requirements IBM recognizes data integration as a strategic component of information and process integration. IBM recognizes the value of Ascential's capabilities Strong market momentum outpacing market growth Strong history of partnership with IBM in product integration and joint sales and marketing Breadth and strength of Ascential's offering, vision and technology leadership Employee talent and compatible organizational culture Together, Ascential and IBM offer the most complete integration solution for customers People Process Information

Value for All Constituencies Shareholders Receive immediate appreciation on their holdings in the company. Customers Continue to receive the best from the best, more so! Gain superior value from industry's broadest and deepest offerings for standards- based business integration across heterogeneous environments Partners Expanded opportunities with IBM's overall integration product portfolio Enhanced support through IBM PartnerWorld program Employees Continue the mission and perpetuate our success, turbocharged! Expanded career opportunities.

Roadmap Targeting close for 2Q 2005 Business unit within IBM's Information Management Software Division Continuation of growth mission Enhanced by IBM scale of resources and go-to-market reach Growth driver for IBM SWG This is The Most Important Quarter!

Welcome to IBM! Janet Perna General Manager IBM Information Management Solutions

IBM Software - 2004 Revenue Gross Profit IBM Total $96.5B $36.0B IBM Software $15.1B $13.2B IBM Revenue IBM Gross Profit Software Software Services, HW... Services, HW... Source: IBM Earnings Publication, January 18, 2005

IBM

IBM Software Group

Rational | WebSphere | DB2 | Lotus | Tivoli

- 40,000 Employees
- 40 R&D Locations
  - 25,000 Developers
- 11,000 Sales
- 1,000 Marketing


Dublin
Westgate
Stains
Hursley
Toronto
Ottawa
Lexington
Westford
North Reading
Cambridge
Poughkeepsie
Somers
Hawthorne
Copenhagen
Boeblingen
Paris
Rome
Barcelona
Beijing
Yamato
Shanghai
Bangalore
Singapore
Gold Cost
Pittsburgh
Bethesda
Raleigh
Atlanta
Boca Raton
Rochester
Boulder
Denver
Lenexa
Tuscon
Austin
Portland
Almaden
Menlo Park
Oakland
Burlingame
Cupertino
San Jose
Research & Development Locations

© 2004 IBM Corporation

IBM Information Management Strategy:
Enable Our Clients' Information Infrastructure

Higher Value Solutions: Transactions, Business Intelligence, Content Mgmt., Integration



INFORMATION INFRASTRUCTURE
Information Services
Solution Extensions
▪ Models & Technology
Search & Access
▪ SQL, XQuery, Content, Search
Analysis
▪ OLAP, Mining
▪ Embedded, In-line
Content Control
▪ Archiving; Retention Mgmt.; Doc. Mgmt.; Web Content…
Information Integration
▪ Find ▪ Federate ▪ Transform ▪ Place ▪ Publish
Metadata Mgmt.
Connectivity Services
Information Assets
Databases & Files
Data Warehouses
Content Repositories
XML text XML

- *Solutions*
  - *ISVs, Compliance, Ref. Information, Bus. Integration…*
- *Document Mgr. Records Mgr.…*
- *Alphablox CubeViews Entity Analytics*
- *Information Integrator*

- *DB2 UDB, IDS, U2, IMS*
- *Cloudscape*
- *Data Warehouse Ed.*
- *Content Manager*

10
© 2004 IBM Corporation

Ascential Software is optimized for high-speed, high-volume, parallel data movement, transformation, and data quality WebSphere Information Integrator can call Ascential Software transformations in real-time as part of a SQL statement enabling shared transformations between data movement and federated access Ascential Software integrates with WebSphere Business Integration as part of a SOA, providing complex data movement and transformation within a process step SQL Ascential Software Adds Value to IBM Offerings

IBM Human Resources Deborah Butters, WW Director, Human Resources IBM Information Management Solutions

IBM's Values Our Values at Work: Dedication to every client's success Innovation that matters - for our company and for the world Trust and personal responsibility in all relationships Developed by employees worldwide ValuesJam, Summer 2003: More than 22,000 IBMers participated in three-day online dialogue to define our values Information/input shared via an internal Web site devoted to values; discussion forums continued Result: New shared values that reflect today's IBM

Biggest provider of IT services ($43B), hardware ($28B) and rental and financing ($3B) Who We Are.... World's largest IT research organization, with more than 3,000 scientists and engineers 320,000-plus employees doing business in more than 165 countries 5 Nobel Laureates 7 winners of the National xxxMedal of Technology 4 winners of the National xxxMedal of Science 19 members of the National xxxAcademy of Sciences For the 12th Consecutive year, IBM was the top recipient of U.S. patents, establishing a new record of over 3,400 new patents awarded in 2004

IBM named #1 Training Organization - Training Magazine IBM awards and recognition IBM Named Best in Industry for Working Mothers. 17 years in top 10. - Working Mother Magazine IBM Germany receives first place prize for Equal Opportunities for Women and Men - Ministry of Trade and Commerce of the state of Baden-Wuerttemberg IBM Named #1 Employer by NSBE - 7th Year in a Row. - National Society of Black Engineers Black Engineers Black Engineers Black Engineers Black Engineers Black Engineers IBM Ireland named Top Corporate Citizen - Chambers of Commerce of Ireland

Opportunities at IBM IBM offers unbeatable opportunity for career growth, personal development, and movement into management and non-management leadership positions Significant technical recognition program and dual ladder career progression opportunities Customer-driven software sales and marketing culture Unparalleled potential for career development across multiple IBM businesses

Pay is based on performance Our Rewards Our Rewards How IBM does it Target total cash (base + bonus) Top rewards for best performers Intensive market research Regular reviews Business results drive investment Your pay for performance Competitive base pay Sales commissions Consulting incentives Performance bonus for all other

Our Benefits IBM Benefits Provide a highly competitive package within the IT industry: Broad coverage Employee flexibility Investment opportunities 401(k) Savings Plan (US only) IBM benefits vary by country and region Our Work Life Balance Extensive Flexible Work Options More than 42% of our workforce are covered by flexible workplace practices

Finding More Information IBM extranet site Worldwide HR Q&As Human Resources Transition Manager (in all countries) Bill Hester and team in the U.S. On-boarding sessions for U.S. employees will start soon (internationally in line with local processes/procedures) Two way communication Email box made available for questions Support will be available to you through the transition via your management, Ascential and IBM HR

In Summary. . . You are CRITICAL to our combined success We are counting on your personal leadership and passion for winning You have the knowledge, skills, and expertise to fight the competition We are COMMITTED to thoughtfully managing your transition into IBM IBM will manage all aspects of the transition with your involvement and in full respect of all the different legal, regulatory and country rules and procedures that apply There are strong corporate cultural similarities Significant business relationships and synergies already in place

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT In connection with the proposed merger and required stockholder approval, Ascential Software Corporation (the "Company") will file with the SEC a preliminary proxy statement and a definitive proxy statement that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement, and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, may be obtained for free at the SEC's website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: David Roy, Vice President of Investor Relations, (800) 966-9875 or from the Company's website at www.ascential.com. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the acquisition. Information about the executive officers and directors of the Company and their ownership of the Company's common stock is set forth in the proxy statement for the Company's 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 27, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and final proxy statements regarding the acquisition, which will be filed with the SEC.